UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 3, 2018

ARALEZ PHARMACEUTICALS INC.

(Exact name of registrant as specified in its charter)

British Columbia, Canada	001-37691	98-1283375
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7100 West Credit Avenue, Suite 101, Mississauga, Ontario, Canada	L5N 0E4
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (905) 876-1118

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01.  Entry Into A Material Definitive Agreement.

On April 3, 2018, Aralez Pharmaceuticals US Inc. (“Aralez US”), a Delaware company and a wholly-owned, indirect subsidiary of Aralez Pharmaceuticals Inc., a company formed under the laws of the Province of British Columbia, Canada, entered into a Modification of Contract (the “Contract Modification”) pursuant to which the United States of America (the “Government”) exercised its second renewal option under that certain VA National Contract, effective April 29, 2016, between Aralez US (by novation from AstraZeneca Pharmaceuticals LP) and the Government (the “Agreement”), extending the term of the Agreement by one year to April 28, 2019 on the same pricing terms as have been in effect during the April 29, 2017 through April 28, 2018 annual term except for a price decrease to the 200mg SKUs only (which are currently the smallest selling SKUs).  Under the Agreement, Aralez US provides products containing metoprolol succinate (sold under the brand name Toprol-XL®) as the active pharmaceutical ingredient at fixed prices to the U.S. Department of Veterans Affairs and certain other United States federal government agencies. The Contract Modification is filed as Exhibit 10.1 to this report and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits

(d) List of Exhibits

EXHIBIT NO.	DESCRIPTION

10.1	Modification of Contract, executed on April 3, 2018, between the United States of America and Aralez Pharmaceuticals US Inc.

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

10.1	Modification of Contract, executed on April 3, 2018, between the United States of America and Aralez Pharmaceuticals US Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 5, 2018	ARALEZ PHARMACEUTICALS INC.

	By:	/s/ Michael Kaseta
Michael Kaseta
Chief Financial Officer